Exhibit 4.14

SMLOUVA O POSTOUPENÍ POHLEDÁVEK	RECEIVABLE TRANSFER CONTRACT

QI investiční společnost, a.s. na účet podílníků: Druhý otevřený podílový fond kvalifikovaných investor	QI investiční společnost, a.s. For account of shareholders: Druhý otevřený podílový fond kvalifikovaných investorů

&	&

Plaza Centers Enterprises B.V.	Plaza Centers Enterprises B.V.

Za účasti:	With participation of:

Plaza Centers N.V.	Plaza Centers N.V.

&	&

Property House, a.s.	Property House, a.s.

&	&

P4 Plaza s.r.o.	P4 Plaza s.r.o.

Níže uvedeného dne, měsíce a roku uzavírají v souladu s ust. § 1879 a násl. zákona č. 89/2012 Sb., občanského zákoníku, tito účastníci:	On the below day, month and year, the below contract is executed in the sense of Section 1879 et seq. of Act no. 89/2012 Coll., the Civil Code, by and between the following parties:

Postupitel:	Transferor:
Plaza Centers Enterprises B.V.	Plaza Centers Enterprises B.V.
se sídlem Startbaan 8, 1185XR Amstelveen, Nizozemské království	With registered offices at: Startbaan 8, 1185XR Amstelveen, Kingdom of the Netherlands
registrovaná u Chamber of Commerce pod číslem 34281588	Registered by Chamber of Commerce under no 34281588
zastoupená Michaelou Kolářovou, na základě plné moci	Represented by Michaela Kolářová, on the basis of the Power of Attorney

--- dále jako „Věřitel“ a/nebo „Postupitel“	--- hereinafter "Creditor“ and/or "Transferor“

a	and

Postupník:	Transferee:
QI investiční společnost, a.s., IČO: 27911497	QI investiční společnost, a.s., business ID: 27911497
se sídlem Praha 1, Rybná 682/14, PSČ 110 05	With registered offices at: Prague 1, Rybná 682/14, post code 110 05
zapsaná v obchodním rejstříku vedeném Městským soudem v Praze oddíl B, vložka 11985	Entered in the Commercial Register administered by the Municipal Court in Prague, section B, insert 11985
zastoupená Mgr. Erikem Zemanem, na základě plné moci	Represented by Mgr. Erik Zeman, on the basis of the Power of Attorney
na účet podílníků: Druhý otevřený podílový fond kvalifikovaných investorů	For account of shareholders: Druhý otevřený podílový fond kvalifikovaných investorů

--- dále jako „Postupník”	--- hereinafter “Transferee”

(společně také jako „Smluvní strany“)	(together also “Contracting Parties“)

Za účasti:	With participation of:

Plaza Centers N.V.	Plaza Centers N.V.
se sídlem Prins Hendrikkade 48-s, 1012 AC Amsterdam, Nizozemské království,	With registered offices at: Prins Hendrikkade 48-s, 1012 AC Amsterdam, Kingdom of the Netherlands,
registrovaná u Chamber of Commerce pod číslem 33248324	Registered by Chamber of Commerce under no 33248324
zastoupená Michaelou Kolářovou, na základě plné moci	Represented by Michaela Kolářová, on the basis of power of attorney

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--- dále jako „Převodce“		--- hereinafter “Assignor”

a		and

Property House, a.s., IČO 27168158		Property House, a.s., business ID 27168158
se sídlem Praha 1, Vodičkova 736/17, PSČ 11000		With registered offices at: Prague 1, Vodičkova 736/17, post code 11000
zapsaná v obchodním rejstříku vedeném Městským soudem v Praze oddíl B, vložka 9460		Entered in the Commercial Register administered by the Municipal Court in Prague, section B, insert 9460
zastoupená Mgr. Zuzanou Hájkovou, na základě plné moci		Represented by Mgr. Zuzana Hájková, on the basis of power of attorney

--- dále jako „Nabyvatel“		--- hereinafter "Assignee”

a		and

P4 Plaza s.r.o., IČO: 27167763		P4 Plaza s.r.o., business ID: 27167763
se sídlem Palachova 1404/2, Liberec I-Staré Město, 460 01 Liberec,		With registered offices at: Palachova 1404/2, Liberec I-Staré Město, 460 01 Liberec,
zapsaná v obchodním rejstříku vedeném Krajským soudem v Ústí nad Labem oddíl C, vložka 35011		Entered in the Commercial Register administered by the Regional Court in Ústí nad Labem, section C, insert 35011
zastoupená Michaelou Kolářovou, na základě plné moci		Represented by Michaela Kolářová, on the basis of power of attorney

--- dále jako „Dlužník“		--- hereinafter "Debtor”

Smlouvu o postoupení pohledávek		RECEIVABLE TRANSFER CONTRACT
(dále jen „Smlouva“)		(hereinafter “Contract")

Článek 1.		Článek 1./ Article 1.
Preambule		Preamble:

S ohledem na skutečnost, že:		Whereas:

A)	Nabyvatel má zájem o převzetí 100 % majetkové účasti na osobě Dlužníka od Převodce a Postupník o převzetí Pohledávky dle této Smlouvy od Postupitele (dále vše souhrnně jen „Transakce“); a zároveň	A)	Assignee is interested in taking over 100 % business share in the Debtor from the Assignor and the Transferee is interested in taking over the Receivable from the Transferor according to this Agreement (hereinafter together as "Transaction“); and at the same time

B)	Postupitel se investičně podílí svými pohledávkami na podnikání Dlužníka, když souhrn aktuálně dlužné výše jistiny všech pohledávek Postupitele za Dlužníkem činí 808.344.584,- Kč (slovem: osm set osm milionů tři sta čtyřicet čtyři tisíce pět set osmdesát čtyři koruny české) s příslušenstvím; a zároveň	B)	Transferor as investor participates in the business of the Debtor with its receivables, with the sum of all receivables of the Transferor towards the Debtor amounting to CZK 808,344,584.00 (in words: eight hundred and eight million three hundred and forty four thousand five hundred and eighty four Czech crowns) with accessories; and at the same time

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	C)	Nabyvatel se dohodl s Postupníkem na tom, že Postupník bude investičně podporovat podnikání Dlužníka;		C)	Assignee has agreed with the Transferee that the Transferee will invest in the business of the Debtor;

		ujednávají účastníci této Smlouvy úplatné postoupení pohledávky Postupitele za Dlužníkem ve smyslu ustanovení § 1879 a násl. zákona č. 89/2012 Sb., občanského zákoníku (dále jen „OZ“) a společně si stanoví rámec práv a povinností s postoupením pohledávky spojených.			the parties hereto hereby agree transfer for a charge of the receivable of the Transferor towards the Debtor in the sense of Section 1879 et seq. of Act no 89/2012 Coll., the Civic Code (hereinafter "CC“) and together agree on the framework of rights and liabilities related to the receivable transfer.

		Článek 2.			Článek 2. / Article 2.
		Specifikace Pohledávky			Specification of Receivable

2.1.	Postupitel prohlašuje, že je majitelem Pohledávky za Dlužníkem ve výši jistiny 808.344.584,- Kč (slovem: osm set osm milionů tři sta čtyřicet čtyři tisíce pět set osmdesát čtyři koruny české) (dále jen „Úvěr“) plus úroku k 31.12.2015 ve výši 107.706.082,- Kč. Ke dni 31.12.2015 činila celková dlužná částka Úvěru včetně úroku 916.050.666,- Kč. Od 1.1.2016 k Úvěru přirůstá úrok ve výši 3,5% p.a. (dále jen „Pohledávka“).		2.1.	Transferor hereby declares to be owner of the receivable towards the Debtor in the amount of the principal of CZK 808,344,584.00 (in words eight hundred and eight million three hundred and forty four thousand five hundred and eighty four Czech crowns) (the „Loan“) plus the accrued interest until 31.12.2015 amounting to CZK 107,706,082. As on 31.12.2015 the aggregate outstanding amount of the Loan including the accrued interest amounts to CZK 916,050,666. As of 1.1.2016 an interest in the amount of 3.5% p.a. accrues to the Loan (hereinafter "Receivable“).

2.2.	Právní důvod pohledávky je tvořen souhrnem:		2.2.	The legal title of the Receivable consists of the sum of:

	a)	poskytnutých půjček Postupitelem Dlužníkovi dle jednotlivých smluv o půjčkách v období od 29.7.2007 do současnosti; a		a)	Loans provided by the Transferor to the Debtor on the basis of the respective individual loan contracts in the period from 29 July 2007 to the present; and
	b)	poskytnutého úvěru původními věřiteli Erste Bank der Oesterrreichischen Sparkassen AG a MKB Bank Zrt. Dlužníkovi z titulu Credit Facility Agreement ze dne 28.5.2008. Tento úvěr byl postoupen původními věřiteli ve prospěch Postupitele na základě Loan transfer agreement ze dne 29.9.2015 a dále dohodou Dlužníka s Postupitelem ze dne 1.10.2015 (Amendment to the Credit Facility Agreement) adaptován.		b)	Credit provided by the original creditors, Erste Bank der Oesterrreichischen Sparkassen AG and MKB Bank Zrt. to the Debtor on the basis of the Credit Facility Agreement of 28 May 2008. This credit was transferred by the original creditors in favor of the Transferor on the basis of the Loan transfer agreement of 29 September 2015 and further by agreement between the Debtor and the Transferor of 1 October 2015 (Amendment to the Credit Facility Agreement) adapted.

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2.3.	Dohodou Dlužníka a Postupitele ze dne 1. 1. 2016 byly smlouvy o půjčkách a úvěru dle článku odstavce 2.2 této Smlouvy výše nahrazeny jedinou smlouvou o půjčce („General Loan Agreement“) s výší jistiny 808.344.584,- Kč (slovem: osm set osm milionů tři sta čtyřicet čtyři tisíce pět set osmdesát čtyři koruny české) (dále jen „Smlouva o úvěru“).	2.3.	By agreement between the Debtor and the Transferor of January 1, 2016 the loan agreements and the credit facility agreement as stipulated under section 2.2 above were replaced by single loan agreement with the amount of the principal of CZK 808,344,584.00 (in words: eight hundred and eight million three hundred and forty four thousand five hundred and eighty four Czech crowns) (hereinafter the „General Loan Agreement“).

2.4.	Vyčíslení Pohledávky ke dni 1. 1. 2016 s uvedením jednotlivých plnění je specifikován přílohou č. 1 této Smlouvy.	2.4.	Enumeration of the Receivable as of January 1, 2016 with itemization of the individual payments are specified in Annex 1 hereto.

2.5.	Pohledávka bude zajištěna zřízením zástavního práva k nemovitému majetku Dlužníka, a to pozemkům parc.č. 47/7, 47/14, 47/15, 50/1, 50/7, 55/1, 55/3, 63, 74/7, 5783/3 a budově č.p. 1404 stojící na pozemcích 50/1, 50/7, 55/1 a 58/1, jak je vše zapsáno na LV č. 11326, u Katastrálního úřadu pro Liberecký kraj , Katastrální pracoviště Liberec, k.ú. Liberec, obec Liberec, část obce Liberec I – Staré Město (dále jen „Zástavní právo“). Zástavní právo bude zřízeno jako první v pořadí. Zástavní právo dosud nebylo zapsáno do katastru nemovitostí a je dosud o jeho vkladu vedeno řízení u Katastrálního úřadu pro Liberecký kraj , Katastrální pracoviště Liberec č.j. V-2223/2016-505.	2.5.	The Receivable will be secured with pledge burdening real estate properties of the Debtor, including plots nos. 47/7, 47/14, 47/15, 50/1, 50/7, 55/1, 55/3, 63, 74/7, 5783/3 and building no 1404 on plots nos. 50/1, 50/7, 55/1 and 58/1, all entered in Ownership Certificate no 11326, maintained by the Cadastral Registry for Liberecký Region, Cadastral Office in Liberec, for the cadastral area of Liberec, Liberec municipality, city quarter Liberec I – Staré Město (hereinafter "Pledge“). The Pledge will be constituted as first priority pledge. The Pledge has not yet been entered in the Land Register and the proceedings to register the Pledge with the Cadastral Office for Liberec Region, Cadastral workplace Liberec are still ongoing under file No. V-2223/2016-505.

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		Článek 3.			Článek 3. / Article 3.
		Uznání dluhu			Debt Acknowledgment

3.1.	Dlužník dluh z Pohledávky co do důvodu i výše uznává. Dlužník své uznání činí s tím, že uznání dluhu je účinné i pro případ, kdy byla Pohledávka či její část již promlčena.		3.1.		Debtor hereby acknowledges the title of and the amount of the debt forming the Receivable. Debtor acknowledges the debt stating that the debt acknowledgment shall remain effective even if the Receivable or its part becomes statute barred.

		Článek 4.			Článek 4. / Article 4.
		Prohlášení postupitele			Warranties and Representations of Transferor

4.1.	Postupitel tímto dle svého nejlepšího vědomí prohlašuje, že (pokud je v této Smlouvě uvedeno na straně Postupitele, že činí prohlášení či poskytuje záruky, atd., dle svého vědomí, pak platí, že se tím rozumí i prohlášení a záruky Postupitele i o těch skutečnostech, které Postupitel nemusel přímo v době podpisu této Smlouvy znát, ale měl možnost se s takovými skutečnostmi jako řádný hospodář při výkonu svých práv seznámit, či si informace o takových skutečnostech od právních předchůdců Postupitele, tj. od předchozích věřitelů, vyžádat):		4.1.	Transferor hereby warrants and represents that to best of its knowledge (shall in this Agreement be stated that the Transferor makes the representation or provides warranties etc. to the best of its knowledge, that it shall mean that it shall include also representations and warranties of the Transferor about facts, which that Transferor does not have to be familiar with on the day of execution hereof, however had the opportunity to familiarize himself with such facts as the proper householder or to gather such facts from the legal predecessors of the Transferor, i.e. from the previous creditors):

	a)	Pohledávka v celé své výši (včetně příslušenství) existuje;		a)	The Receivable exists in its full amount (including accessories);
	b)	Pohledávka není v žádné své části promlčena;		b)	Neither the Receivable, nor any part of it is prescribed;
	c)	Zpřístupněné dokumenty tvoří veškerou smluvní dokumentaci k Pohledávce, kterou má Postupitel k dispozici;		c)	The Disclosed Documents includes complete contractual documentation related to the Receivable available to the Transferor;
	d)	k Pohledávce neexistují jiná smluvní ujednání, které by Postupitel a/nebo Dlužník měli k dispozici, než ta která jsou obsahem Zpřístupněných dokumentů, jak je definováno v odst. 11.5 níže;		d)	There are no other contractual agreements available to the Transferor apart from those included in the Disclosed Documents (as specified in section 11.5 below);

	e)	splnil veškeré právní předpisy pro právní jednání mezi propojenými osobami při sjednávání podmínek, za kterých je Pohledávka Dlužníkovi poskytnuta;		e)	All legal regulations for legal actions between the related entities were met when conditions of provision of the Receivable to the Debtor were negotiated;

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	f)	nejsou mu známy žádné skutečnosti, které by bránily postoupení Pohledávky, a dále, že k provádění a plnění této Smlouvy se nevyžaduje ani nebude vyžadován souhlas či schválení jakéhokoli jiného subjektu či vnitřního orgánu Postupitele;		f)	Transferor is not aware of any facts preventing transfer of the Receivable and implementation hereof does not and will not require agreement or approval of any other entity or body of the Transferor;

	g)	k Pohledávce neexistuje žádné právo třetí osoby, zejména (nikoli výlučně) zástavní právo;		g)	There is no third-party right related to the Receivable, including but not limited to any pledge;
	h)	Pohledávka není podřízena jinému dluhu Dlužníka;		h)	The Receivable is not subordinate to any other debt of the Debtor;
	i)	seznámil Postupníka se všemi jemu známými relevantními skutečnostmi souvisejícími s Pohledávkou;		i)	Transferee has been informed about all material facts known to the Transferor in relation to the Receivable;
	j)	postoupení Pohledávky, která je předmětem této Smlouvy, není v rozporu s žádnou jeho dohodou s Dlužníkem či jinou třetí osobou;		j)	Receivable transfer pursuant hereto does not contradict any agreement of the Transferor with the Debtor or any third party;

	k)	Dlužník nemá proti němu žádnou pohledávku, kterou by mohl s úspěchem započíst proti Pohledávce;		k)	Debtor has no receivable towards the Transferor that might be successfully offset against the Receivable;
	l)	je oprávněn uzavřít tuto Smlouvu, postoupit Pohledávku Postupníkovi a plnit své závazky vyplývající z této Smlouvy;		l)	Transferor is fully entitled to execute this contract, transfer the Receivable onto the Transferee and fulfill its liabilities following to it from this contract;
	m)	Pohledávka bude s účinností ke dni zápisu Zástavního právo do katastru nemovitostí zajištěna Zástavním právem.		m)	The Receivable will be with the effectiveness as of its registration to the cadastre secured by the Pledge.

4.2.	Postupitel prohlašuje, že Postupníkovi předal před podpisem této Smlouvy kopie všech písemností tvořících Zpřístupněné dokumenty a to v rámci realizace due diligence Transakce a seznámil jej se všemi jemu známými relevantními okolnostmi týkajícími se Pohledávky, přičemž originály, resp. ověřené kopie Zpřístupněných dokumentů, je Postupitel povinen předat Postupníkovi nejpozději do 15 dnů ode dne účinnosti postoupení Pohledávky na Postupníka. Postupitel se dále zavazuje v případě, že jej Postupník požádá o další dokumenty a informace vztahující se k Pohledávce, a Postupitel tyto dokumenty a informace bude mít, poskytnout jejich kopie Postupníkovi, a to za podmínky, že žádost Postupníka je rozumná.		4.2.	Transferor hereby declares that copies of all documents forming the Disclosed Documents were submitted to the Transferee before execution hereof in the context of the due diligence for the Transaction and the Transferee was acquainted with all material facts known to the Transferor and concerning the Receivable, with the originals of the Disclosed Documents or notarized copies thereof to be submitted by the Transferor to the Transferee in 15 days from effectiveness of the Receivable transfer onto the Transferee. Transferor hereby further agrees that if the Transferee requests further documents or information related to the Receivable and these documents or information are in possession of the Transferor then the Transferor shall provide their copies to the Transferee on its request, provided the request of the Transferee is reasonable.

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4.3.	Postupník prohlašuje a potvrzuje, že před podpisem této Smlouvy provedl vlastní nezávislé posouzení podmínek Pohledávky, a to v rozsahu Zpřístupněných dokumentů, a shledal Pohledávku existující a vymahatelnou.	4.3.	Transferee hereby warrants and represents that before execution hereof the Transferee performed its own independent assessment of the conditions of the Receivable in the extent of the Disclosed Documents and found the Receivable existing and enforceable.

	Článek 5.		Článek 5. / Article 5.
	Předmět smlouvy		Subject Matter of Contract

5.1.	Postupitel s účinností ke dni úhrady Druhé platby do Úschovy postupuje Pohledávku, a to včetně veškerého příslušenství dle Smlouvy o úvěru (nesplacených smluvních úroků a úroků z prodlení) a zajištění (zejména Zástavního práva), jakož i případně vzniklých a dosud neuhrazených vedlejších nároků na úhradu smluvních pokut, jež pro případ prodlení ze strany Dlužníka svědčí Postupiteli, případně i jiných smluvních pokut, sankcí a peněžních plnění vyplývajících ze Zpřístupněných dokumentů (to vše pouze pokud takové vedlejší nároky existují).	5.1.	With effect as of the date of payment of the Second Payment to the Escrow the Transferor hereby transfers the Receivable, including all accessories according to the General Loan Agreement (unpaid interest and delay interest) and sureties (including but not limited to the Pledge) as well as potential other still unpaid claims for contractual penalties in favor of the Transferor in case of any delay on the side of the Debtor, or other potential contractual penalties, sanctions and payments following from the Disclosed Documents (provided such other claims exist).

5.2.	Postupník Postupovanou pohledávku s účinností uvedené v odst. 5.1. shora přijímá.	5.2.	Transferee hereby accepts the Receivable with effect pursuant to section 5.1. above.

5.3.	Postoupení pohledávky je sjednáno úplatně. Úplata za postoupení Pohledávky je stanovena ve výši € 9.362.500 (slovy: devět milionů tři sta šedesát dva tisíce pět set euro) (dále jen „Úplata“). Úplata nezahrnuje žádné případné poplatky spojené s převodem Úplaty do Úschovy.	5.3.	The Receivable transfer has been agreed with consideration. The charge for the Receivable transfer is agreed in the net amount of € 9,362.500 (in words: nine million three hundred and sixty two thousand five hundred Eur) (hereinafter "Price“).

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5.4.	Úplata je hrazena ve dvou tranších v následující výši:		5.4.	The Price shall be paid in two installments in the following amounts:

	a)	První tranše Úplaty ve výši € 1.425.000,- (slovy: jeden milion čtyři sta dvacet pět tisíc euro) (dále jen „První platba“);		a)	Installment 1 in the amount of € 1,425,000.00 (in words: one million four hundred and twenty five thousand Eur) (hereinafter "First Payment“);

	b)	Druhá tranše Úplaty ve výši € 7.937.500,- (slovy: sedm milionů devět set třicet sedm tisíc pět set euro) (dále jen „Druhá platba“).		b)	Installment 2 in the amount of € 7.937.500 (in words: seven million nine hundred and thirty seven thousand five hundred Eur) (hereinafter "Second Payment“);

5.5.	Pro úhradu Úplaty sjednaly Smluvní strany notářskou úschovu zřízenou zvláštní smlouvou u schovatele JUDr. Romana Bláhy, notáře v Havlíčkově Brodě (úschova dále jen „Úschova“, schovatel dále jen „Schovatel“). Úplata se má za zaplacenou dnem připsání na účet Úschovy.		5.5.	For the purpose of payment of the Price the contracting parties have agreed on Escrow with Notary Office at JUDr. Roman Bláha, the notary public in Havlíčkův Brod (the escrow hereinafter Escrow“, and the attorney office hereinafter "Depositor“). The Price shall be deemed paid on the day of its crediting to the Escrow account.

5.6.	Postupník uhradil První platbu do Úschovy před podpisem této Smlouvy.		5.6.	The Transferee paid the First Payment to the Escrow before the execution hereof.

5.7.	Postupník se zavazuje uhradit Postupiteli Druhou platbu do Úschovy nejpozději do 31.3.2016.		5.7.	The Transferee hereby agree to pay the Second Payment to the Escrow by 31 March 2016.

		Článek 6.			Článek 6. / Article 6.
		Zvláštní ujednání o závislosti smluv v rámci Transakce			Special Provisions on Contract Order of Preference within Transaction

6.1.	Smluvní strany berou na vědomí, že tato Smlouva je součástí Transakce, když tato Smlouva je smlouvou závislou ve vztahu ke smlouvě o převodu 100 % obchodního podílu na společnosti Dlužníka uzavírané spolu s touto Smlouvou mezi Převodcem a Nabyvatelem (dále jen „Smlouva o převodu“).		6.1.	The contracting parties hereby agree that this Contract is part of the Transaction and is subordinated to the contract on the transfer of 100% business share in the company of the Debtor from the Assignor onto the Assignee executed together herewith (hereinafter "Share Transfer Contract").

6.2.	Dojde-li k zániku Smlouvy o převodu, zanikne i tato Smlouva. Totéž platí opačně, tedy zanikne-li tato Smlouva, zaniká i Smlouva o převodu.		6.2.	In the case of termination of the Share Transfer Contract this Receivable Transfer Contract shall be terminated as well. The same applies vice versa.

6.3.	Smluvní strany berou na vědomí, že do 31. 3. 2016 Nabyvatel provádí v rámci Transakce prověrku Dlužníka, a to v celkovém rozsahu obvyklém při akvizici obchodních podílů na společnosti Dlužníka (dále jen „Due Diligence“).		6.3.	The contracting parties hereby acknowledge that the due diligence of the Debtor in the context of the Transaction will be performed by the Assignee until March 31, 2016 within the scope usual for acquisition of a business share in the company of the Debtor (hereinafter the „Due Diligence“).

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		Článek 7.			Článek 7. / Article 7.
		Odstoupení od Smlouvy, Sankce za porušení Smlouvy			Withdrawal and Default and Penalty Clause

7.1.	Postupitel má právo odstoupit od této Smlouvy pouze a výlučně z těchto důvodů:		7.1.	Transferor shall only be entitled to withdraw from this contract exclusively for the following reasons:

	a)	Postupník bude v prodlení s úhradou Druhé platby ve prospěch Úschovy delším než 10 dnů. Nárok Postupitele na odstoupení dnem úhrady Druhé platby do Úschovy zaniká.		a)	In the case of Transferee´s delay with the Second Payment in the Escrow exceeding 10 days. The right of the Transferor to withdraw from this Agreement shall expire on the day of payment of the Second Payment to the Escrow;

7.2.	Postupník má právo odstoupit od této Smlouvy pouze a výlučně z těchto důvodů, a za podmínky, že Postupitel situaci ani v dodatečné přiměřené lhůtě, kterou mu Postupník poskytne v písemné výzvě, a která nebude kratší než 30 dní, nenapraví:		7.2.	Transferee shall be only entitled to withdraw from this contract exclusively for the following reasons and under the condition that the Transferor does not remedy the situation in the additional reasonable period provided by the Transferee in written call and which shall not be shorter than 30 days:

	a)	Pohledávka ke dni 31. 3. 2016 neexistuje, resp. existuje ve výši své jistiny menší než 500.000.000,- Kč (slovy: pět set milionů korun českých);		a)	If the Receivable is proved to be on 31.3.2016 non existent, or existing in the amount of its principal lower than CZK 500.000.000 (in words: five hundred milion Czech crowns);
	b)	ani do 15.6.2016 nedojde k zápisu Zástavního práva do katastru nemovitostí, a toto nebude způsobeno jednáním nebo opomenutím na straně Postupníka a/nebo Nabyvatele. Postupník a Nabyvatel se tímto zavazují poskytnout Postupiteli jakoukoli potřebnou součinnost za účelem zápisu Zástavního práva do katastru nemovitostí.		b)	the Pledge is not registered with the Land Register by 15.6.2016 provided such failure is not caused by action or omission of the Transferee and/or the Assignee. The Transferee and the Assignee hereby undertake to provide the Transferor with any and all necessary cooperation in order to register the Pledge into the Land Registry.

7.3.	Dojde-li k odstoupení od Smlouvy, platí, že tato Smlouva zaniká s účinností od počátku.		7.3.	In the case of withdrawal this Contract shall be invalid from the beginning.

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7.4.	Zanikne-li tato Smlouva (a to včetně zániku Smlouvy dle článku 6 této Smlouvy) jsou strany povinny si vzájemně navrátit veškerá plnění dle této Smlouvy poskytnutá, včetně úroku z Úplaty dle odst. 7.8. tohoto článku, a to nejpozději do 10 pracovních dnů ode dne účinnosti odstoupení. Totéž platí i pro plnění poskytnutá v rámci úhrady Úplaty do Úschovy.	7.4.	In the case of termination hereof (including the termination according Art. 6 hereof) the parties shall be liable to return to each other all supplies provided pursuant hereto , including the interest from the Price according to Art. 7.8 below, within 10 business days from the effectiveness date of the withdrawal. The same applies to the Price deposited to the Escrow.

7.5.	Bude-li některá ze Smluvních stran v prodlení s navrácením finančního či penězi ocenitelného plnění dle odst. 7.4 této Smlouvy, zavazuje se uhradit oprávněné straně smluvní pokutu ve výši 0,1 % z dlužné částky / z ceny penězi ocenitelného plnění za každý den prodlení.	7.5.	In the case of a delay of either party with return of a monetary supply or another supply that can be expressed in monetary terms pursuant to section 7.4 above the eligible party is hereby entitled to charge a contractual penalty in the amount of 0.1 % of the amount due / of the value of the supply expressed in monetary terms for each day of the delay.

7.6.	V případě prodlení Postupníka s úhradou Druhé platby delšího než 3 pracovní dny je Postupník povinen uhradit Postupiteli smluvní pokutu ve výši 0,5% z dlužné částky za každý den prodlení. Smluvní pokuta je splatná do 3 dnů ode dne doručení písemné výzvy Postupitele Postupníku. Pro účely tohoto odstavce Smluvní strany použijí aplikaci § 2050 OZ, když nárok na náhradu škody na straně Postupníka je sjednanou smluvní pokutou zcela kompenzován.	7.6.	In the case of Transferee´s delay with the Second Payment in the Escrow exceeding 3 business days the Transferee shall be liable to pay to the Transferor a contractual penalty in the amount corresponding to 0.5% from the debt per each day of delay. The contractual penalty shall be payable within 3 days as of the delivery of the written notice of the Transferor. For the purpose hereof the contracting parties apply Section 2050 of the Civic Code, with the claim for damage compensation on the side of the Transferee fully compensated by the agreed contractual penalty.

7.7.	V případě prodlení Postupníka s úhradou Druhé platby delšího než 10 dnů je Postupník povinen uhradit Postupiteli smluvní pokutu ve výši € 1.000.000,- (slovy: jeden milion euro). Smluvní pokuta bude započtena na pohledávku Postupníka na vrácení První platby z Úschovy, a tudíž bude přímo z Úschovy vyplacena Postupiteli. Pro účely tohoto odstavce Smluvní strany použijí aplikaci § 2050 OZ, když nárok na náhradu škody na straně Postupníka je sjednanou smluvní pokutou zcela kompenzován. Bude-li aplikována smluvní pokuta dle tohoto odstavce, nárok na smluvní pokutu dle 7.6 této Smlouvy zcela zaniká. Ujednání dle tohoto odstavce konzumuje závazek k úhradě smluvní pokuty dle čl. 5 odst. 4 Smlouvy o převodu, a pokud budou Postupitelem a/nebo Převodcem uplatněny nároky ze smluvních pokut dle tohoto odstavce a dle čl. 5 odst. 4 Smlouvy o převodu, pak souhrn nárokovaných smluvních pokut nesmí přesáhnout částku € 1.000.000,- (slovy: jeden milion euro).	7.7.	In the case of Transferee´s delay with the Second Payment in the Escrow exceeding 10 days the Transferee shall be liable to pay to the Transferor a contractual penalty in the amount of € 1.000.000 (in words: one milion Eur). The contractual penalty shall be set off with the receivable of the Transferee for return of the First Payment from the Escrow and therefore shall be paid directly from the Escrow to the Transferor. For the purpose hereof the contracting parties the contracting parties apply Section 2050 of the Civic Code, with the claim for damage compensation on the side of the Transferee fully compensated by the agreed contractual penalty. It is agreed between the Parties that if the contractual penalty according to this section 7.7 is applied, the claim for contractual penalty according to 7.6 ceases to exist. This provision consumes the undertaing to pay the contractual penalty according to Art. 5 section 4 of the Share Purchase Agreement, and if the Transferee and/or the Assignee claim the contractual penalties according to this section and according to Art. 5 section 4 of the Share Purchase Agreement, the aggregate amount of the contractual penalties cannot exceed EUR 1.000.000 (one milion euro).

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7.8.	V případě, že dojde k naplnění důvodů pro odstoupení dle 7.2 této Smlouvy, pak se taková skutečnost považuje za porušení povinností Postupitele dle této Smlouvy, a to bez ohledu na zavinění Postupitele. Pokud pak Postupník od této Smlouvy v souladu s odstavcem 7.2 výše odstoupí, jsou Postupitel (a s ním solidárně jako přistupivší dlužník i Převodce) povinni nahradit Postupníkovi a Nabyvateli (oba jsou oprávněni solidárně) náhradu nákladů spojených s neuskutečněnou Transakcí za předpokladu, že vznik a výše takových nákladů jsou Nabyvatelem a/nebo Postupníkem řádně prokázány (a Převodci a/nebo Věřiteli je k tomuto poskytnuta veškerá písemná dokumentace). Smluvní strany se výslovně dohodly, že náhrada nákladů bude vyčíslena jako reálná (bez nároku na ušlý zisk) a bude limitována do výše € 100.000,- (slovy: jedno sto tisíc euro). Vedle náhrady nákladů je dále Postupitel povinen Postupníkovi uhradit sjednaný úrok rovnající se výši 8% p.a. z částky Úplaty za období počínaje dnem, kdy byla Úplata uhrazena do Úschovy do doby navrácení Úplaty Postupníkovi. Pro účely této Smlouvy účastníci odkazují na úpravu sjednanou v článku 5 Smlouvy o převodu, která toto ustanovení doplňuje, nikoli duplikuje. Jiné nároky Postupníkovi pro případ odstoupení dle odst. 7.2 nemohou vzniknout.	7.8.	In the event that there is a reason to withdraw from this Agreement from the side of the Transferee according to Art. 7.2 hereof, such situation is regarded as a breach of the obligation of the Transferor with no regard to the fact whether such breach was caused by the Transferor or not. In case the Transferee exercises its right and withdraws from this agreement due to such reasons according to section 7.2 above, the Transferor (and together with the Assignor as the solidary debtor) are obliged to compensate the costs connected with the unrealized Transaction to the Transferee and the Assignee (both entitled together), provided the existence and the amount of such costs are sufficiently proven by the Transferee and/or the Assignee (and the Transferor and/or the Assignor will be provided with any and all necessary documentation). The Parties explicitly agreed that the compensation for costs shall be calculated as actual (without any claim for loss profit) and shall be limited up to the amount of EUR 100.000 (one hundred thousand euro). Apart from the compensation the Transferor is further obliged to pay to the Transferee the agreed interest amounting to 8% per year from the Price for the period from the day when the Price was deposited with the Escrow until the day when the Price is returned to the Transferee. For purposes of this Agreement the Parties hereby refer to Art. 5 of the Share Transfer Contract, which is supplementing, however not duplicating this provision. The Transferee shall not be entitled to any other claims for case of withdrawal according to Art. 7.2 hereof.

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7.9.	Smluvní strany se dohodly, že v případě, že Postupník využije svého práva odstoupit od této Smlouvy dle odst. 7.2 tohoto článku (resp. dojde-li k ukončení této Smlouvy z důvodů odstoupení od Smlouvy o převodu ze strany Nabyvatele) a/nebo požadovat po Postupiteli nároky dle odst. 7.8 tohoto článku (resp. čl. 5 odst. 6 Smlouvy o převodu), není dále oprávněn požadovat náhradu škody, jak je stanoveno v článku 11. této Smlouvy a Nabyvatel není oprávněn požadovat náhradu škody, jak je stanoveno v článku 10. Smlouvy o převodu.		7.9.	The parties agreed that in the event that the Transferee exercises its right to withdraw according to Article 7.2 hereof (resp. the Agreement is terminated due to withdrawal of the Assignee from the Share Purchase Contract) and/or to require the Transferor to pay the damages according to Art. 7.8 hereof (resp. if the Asignee requires the Assignor to pay the damages according to Art. 5, section 6 of the Share Purchase Contract), the Transferee shall not be entitled to require the damages according to Art. 11 hereof and the Asignee is not entitled to require the damages according to Art. 10 of the Share Purchase Agreement.

		Článek 8.			Článek 8. / Article 8.
		Závazek mlčenlivosti			Confidentiality

8.1.	Smluvní strany se dohodly, že veškeré informace, které si sdělily v rámci jednání, uzavření a plnění této Smlouvy, dále informace, tvořící její obsah a informace, které si sdělí nebo jinak vyplynou i z jejího plnění, zůstanou dle jejich vůle důvěrnými informacemi. Smluvní strany se dohodly, že tyto informace nikomu neprozradí a přijmou taková opatření, která znemožní jejich přístupnost třetím osobám. Ustanovení předchozí věty se nevztahuje na případy, kdy:		8.1.	The contracting parties have agreed that all information disclosed to each other in the context of negotiation, execution and implementation hereof, including the content hereof and information disclosed in the context of or following from implementation hereof, shall remain confidential according to the will of the parties. The contracting parties have agreed that this information shall not be disclosed to anybody and they will take all necessary measures to prevent unauthorized access to this information. The provisions of the previous sentence do not apply to cases when:

	a)	mají Smluvní strany opačnou povinnost stanovenou zákonem, soudním nařízením či jakýmkoli kompetentním orgánem veřejné správy; Smluvní strana, na níž je požadováno poskytnutí jakékoliv informace, neprodleně bude informovat ostatní Smluvní strany, pokud je to proveditelné a zákonné, dříve, než k poskytnutí dojde, a bude spolupracovat s ostatními Smluvními stranami ohledně načasování a obsahu tohoto oznámení či zveřejnění; a/nebo		a)	The contracting parties shall be made liable by law or by court order or order of any competent public authority to disclose the information, in which case the party required to disclose any such information shall be liable to inform the other contracting parties without undue delay, if feasible and legal, before the disclosure, and to provide them assistance in relation to the timing and content of the disclosure, and/or

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	b)	takové informace sdělí osobám, které mají ze zákona stanovenou povinnost mlčenlivosti; a/nebo		b)	The information shall be disclosed to parties bound with the same confidentiality clause; and/or
	c)	důvěrné informace budou poskytnuty společníkům, orgánům a zaměstnancům Smluvní strany na základě principu „je třeba vědět“; a/nebo		c)	The confidential information shall be disclosed to shareholders, bodies or employees of the contracting party on the "need to know" basis; and/or

	d)	příslušná Smluvní strana se domáhá zákonem stanoveným způsobem svých práv u věcně a místně příslušného soudu; a/nebo		d)	If the contracting party enforces its statutory rights with the competent court; and/or

	e)	se takové informace stanou veřejně známými či dostupnými jinak než porušením povinností vyplývajících z tohoto článku; a/nebo		e)	The information becomes part of public domain or publicly accessible other than by violation of the liabilities following from this Article; and/or
	f)	smluvní strany a/nebo některé z jejich spřízněných společností jsou dle platných právních předpisů povinny poskytnout jakékoli informace kterékoli relevantní burze.		f)	If the parties and/or any of their affiliates are required to disclose any information under the applicable law and regulations of any relevant stock exchange.

		Článek 9.			Článek 9. / Article 9.
		Doručování			Notices

9.1.	Veškerá oznámení, žádosti či jiná sdělení učiněná v souvislosti s touto Smlouvou vyžadují písemnou formu a musí být doručena buď osobně nebo kurýrem nebo doporučenou poštou na níže uvedené adresy.		9.1.	All notices, requests or other communications made in relation hereto shall be in writing and delivered either in person or by courier or registered mail to the below addresses.

9.2.	Smluvní strany uvádí pro účely doručování dle této Smlouvy tyto adresy:		9.2.	For the purpose of mutual correspondence pursuant hereto the parties give the following addresses:

	Postupitel:			Transferor:
	Doručovací adresa do 31.7.2016: AK Vyšanská Majer, Korunní 810/104, Praha 10, 10100			Delivery address until 31.7.2016: AK Vyšanská, Majer, Korunní 810/104, Praha 10, 101 00
	Doručovací adresa po 31.7.2016 Adresa: Startbaan 8, 1185XR Amstelveen, Nizozemské království			Delivery address after 31.7.2016: Startbaan 8, 1185XR Amstelveen, the Netherlands

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	Postupník:		Transferee:
	Adresa: Praha 1, Rybná 682/14, PSČ 110 05		Address: Prague 1, Rybná 682/14, PSČ 110 05
	K rukám: Mgr. Vladan Kubovec		FAO: Mgr. Vladan Kubovec

	Převodce:		Assignor:
	Adresa: Prins Hendrikkade 48-s, 1012 AC Amsterdam, Nizozemské království		Prins Hendrikkade 48-s, 1012 AC Amsterdam, the Netherlands
	K rukám: Roy Linden		FAO: Roy Linden

	Nabyvatel:		Assignee:
	Adresa: Advokacie-Praha, Praha 2, Slavíkova 1568/23, PSČ 120 00		Address: Advocacy-Prague, Prague 2, Slavíkova 1568/23, post code 120 00
	K rukám: Ing. Pavel Smeták		FAO: Ing. Pavel Smeták

	Dlužník:		Debtor:
	Doručovací adresa do 31.3.2016: AK Vyšanská Majer, Korunní 810/104, Praha 10, 10100		Delivery address until 31.3.2016: AK Vyšanská Majer, Korunní 810/104, Praha 10, 10100
	Doručovací adresa po 31.3.2016 Adresa: Advokacie-Praha, Praha 2, Slavíkova 1568/23, PSČ 120 00		Delivery address after 31.3.2016: Adresa: Advokacie-Praha, Praha 2, Slavíkova 1568/23, PSČ 120 00

9.3.	Doručením se rozumí v případě (i) osobního doručení nebo doručení kurýrem okamžik předání adresátovi (pokud by adresát odmítl převzít příslušný dokument, má se za to, že je doručeno okamžikem odmítnutí převzetí), (ii) doručení poštou čtrnáctým pracovním dnem po odeslání doporučenou poštovní zásilkou.	9.3.	Delivery in the case of (i) personal delivery or delivery by courier means the moment of takeover by the addressee (or in the case of refusal to take over by the addressee the delivery shall be deemed delivered at the moment of the delivery refusal), (ii) postal delivery the 14th business day from posting by registered mail.

	Článek 10.		Článek 10. / Article 10.
	Volba práva, Pravomoc soudu		Governing Law and Jurisdiction

10.1.	Smluvní strany se dohodly a potvrzují, že právní vztahy vzniklé na základě této Smlouvy a v souvislosti s ní jsou právní vztahy mezi podnikateli vzniklé při jejich podnikatelské činnosti a řídí se právním řádem České republiky, zejména ustanoveními zákona č. 89/2012 Sb. občanský zákoník.	10.1.	The contracting parties have agreed and hereby confirm that legal relationships established on the basis hereof or in relation hereto are business relationships and shall be governed by the law of the Czech Republic, including but not limited to Act no 89/2012 Coll., the Civic Code.

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10.2.	Pro případ sporu strany stanoví pravomoc soudů v rámci soudní soustavy České republiky. Jako místně příslušný soud stanoví strany Obvodní soud pro Prahu 1, případně je-li dána věcná příslušnost soudu vyšší instance, Městský soud v Praze.	10.2.	In case of a dispute the contracting parties have agreed on the competence of the courts of the Czech Republic. The competent court for the purpose hereof will be District Court for Prague 1 or in the case of the need for a higher instance court the Municipal Court in Prague.

	Článek 11.		Článek 11. / Article 11.
	Odpovědnost Postupitele		Liability of the Transferor

11.1.	Všechna prohlášení a záruky uvedené v této smlouvě jsou Postupitelem učiněna ke dni uzavření této Smlouvy.	11.1.	All the representations and warranties in this Agreement are made by the Transferor on the date of this Agreement.

11.2.	Smluvní strany se dohodly, že prohlášení Postupitele jsou jedinými prohlášeními a zárukami poskytnutými Postupitelem v souvislosti s touto Smlouvou a převodem Pohledávky, a jedinými prohlášeními a zárukami, u nichž Postupitel přijímá odpovědnost za závazky vyplývající z této Smlouvy.	11.2.	The Parties agreed that the Transferor’s Representations shall be the only representations and warranties given by the Transferor in respect of this Agreement and the Transfer of the Receivable, and the only representations and warranties for which the Transferor accepts responsibility under this Agreement.

11.3.	Strany se dohodly, že prohlášení Postupitele jsou poskytována Postupníkovi výhradně jako právní základ pro uplatnění nároků uvedených v tomto článku, a že zákonná ustanovení upravující práva vyplývající z vadného plnění včetně především § 2099 až 2117 a § 2129 občanského zákoníku, se k této Smlouvě nevztahují.	11.3.	The Parties hereby agree that the Transferor’s Representations are provided to the Transferee solely as the legal basis for making claims set forth in this Article hereof and that the statutory provisions governing claims arising out of faulty performance (in Czech: “práva z vadného plnění”), including particularly Sections 2099 through 2117 and Section 2129 of the Civil Code, shall not apply to this Agreement.

11.4.	Postupník není oprávněn vznášet nároky na náhradu škody nebo jiné nároky v souvislosti s porušením, neplatností nebo nesprávností prohlášení Postupitele s výjimkou těch, stanovených v této Smlouvě.	11.4.	The Transferee shall not be entitled to make any claims for damages or other claims in relation to breach, invalidity or incorrectness of the Transferor’s Representations other than claims under this Agreement.

11.5.	Smluvní strany tímto potvrzují, že před podpisem této Smlouvy, Postupitel poskytl Postupníkovi doklady a informace uvedené v příloze 2 této Smlouvy (dále jen "Zpřístupněné dokumenty").	11.5.	The Parties hereby confirm that prior to signing hereof, the Transferor has provided to the Transferee documents and information listed in Annex 2 hereof (hereinafter the “Disclosed Documents”).

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11.6.	V rozsahu vad uvedených v odst 11.11. této Smlouvy má Postupník právo vznést nárok v souladu s tímto článkem této Smlouvy pouze tehdy, pokud aspekty proklamované Postupníkem jako porušení, nebo poskytnutí nepravdivých či nesprávných informací v rámci některého z prohlášení Postupitele, nemohly být přiměřeně pečlivým Postupníkem objeveny na základě Zveřejněných dokumentů nebo prostřednictvím veřejně přístupných registrů.		11.6.	Within the scope of the Claims as specified in section 11.11 below the Transferee is entitled to make any claim under this Article hereof only if aspects claimed by the Transferee as breach, untruthfulness or incorrectness of any of the Transferor’s Representations could not be discovered by any reasonably diligent Transferee from Disclosed Documents or from publicly accessible registers.

11.7.	Omezení dle odstavce 11.6. výše neplatí:		11.7.	The limitation according to the previous section shall not apply:

	a)	pokud bude Oznámení doručeno Postupiteli do 31. 3. 2016 včetně; a/nebo		a)	if the Notice is delivered to the Transferor until 31. 3. 2016 inclusive; and/or
	b)	pokud bude Reklamace učiněna ve vztahu k existenci Pohledávky k 31.3.2016.		b)	if the Claim is made in connection to the existence of the Receivable as of 31.3.2016.

11.8.	Budou-li kdykoliv v průběhu tří (3) let od data uzavření této Smlouvy některá z prohlášení Postupitele shledána jako nepravdivá, nebo nesprávná ke dni uzavření této Smlouvy či k datu stanoveném touto Smlouvou, Postupník, bez zbytečného prodlení, doručí Postupiteli písemné oznámení (dále jen "Oznámení"), popisující nepravdivost nebo nesprávnost daného prohlášení a záruk, obsahující nejlepší odhad Postupníka ohledně výše nároku, vzneseného Postupníkem podpořená relevantními informacemi a dokumenty v držení Postupníka, které by mohl Postupitel potřebovat k přezkoumání nároku.		11.8.	If at any moment during the period of three (3) years from the execution date hereof any of the Transferor’s Representations are found to be untruthful or incorrect as of the execution date hereof or as of the date as stipulated in this Agreement, the Transferee shall, without undue delay, deliver to the Transferor a written notice (hereinafter the “Notice”) describing the untruthfulness or incorrectness of the respective representation or warranty and containing the Transferee’s best estimate of the amount of the Claim claimed by the Transferee and supported with relevant information and documents in the Transferee’s possession, which may be needed for the Transferor to review the claim.

11.9.	Postupník je oprávněn požadovat náhradu škody, způsobené Postupníkovi v důsledku nepravdivosti nebo nesprávnosti některého bodu obsaženého v prohlášení Postupitele (dále jen "Reklamace"), pouze tehdy jsou-li splněny obě níže uvedené podmínky:		11.9.	The Transferee shall be entitled to request the compensation of damage (in Czech: “náhrada škody”) caused to the Transferee as a consequence of untruthfulness or incorrectness of any of the Transferor’s Representations (hereinafter the “Claim”) only if both the following conditions are fulfilled:

	a)	Postupník doručí Postupiteli Oznámení do tří (3) let od podpisu této smlouvy; a současně		a)	the Notice is delivered by the Transferee to the Transferor within three (3) years of the execution hereof; and

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	b)	by situace nebyla na vlastní náklady a nebezpečí Postupitele do dvou (2) měsíců ode dne doručení příslušného Oznámení Postupiteli napravena tak, jako by ke dni uzavření této Smlouvy byla prohlášení Postupitele pravdivá a správná.		b)	the situation which would have existed if the Transferor’s Representations were true, and correct as of the execution date hereof is not remedied by the Transferor at its own cost and risk within two (2) months following the delivery of the respective Notice to the Transferor.

11.10.	Pro účely této Smlouvy, musí být Reklamace definována jako vzniklá škoda, včetně ušlého zisku.		11.10.	For the purposes of this Agreement, the Claim shall be defined as damage including the lost profit.

11.11.	Strany si sjednaly maximální limity, ve kterých bude možnost uplatňovat ze strany Postupitele nároky z vady:		11.11.	The Parties agreed on maximum limitations within which the Claims can be claimed towards the Transferor:

	a)	pro případ, kdy se ukáže, že Pohledávka ke dni 31. 3. 2016 neexistovala, resp. existovala ve výši své jistiny menší než 500.000.000,- Kč (slovy: pět set milionů korun českých) a zároveň pro případ, že Pohledávka nebude v souladu s touto Smlouvou platně a účinně zajištěna Zástavním právem (a toto nebude způsobeno jednáním či opomenutím na straně Postupníka a/nebo Nabyvatele), platí, že limity náhrady škody nejsou omezeny (s výjimkou maximální celkové částky všech Reklamací dle článku 11.12 níže);		a)	if it is shown that the Receivable was not existent as of 31.3.2016, resp. was existing in the amount lower than CZK 500.000.000 (five hundred milion czech crowns) and conclurrently if the Receivable is not validly and effectively secures in accordance with this Agreement by the Pledge (and this is not caused on the side of the Transferee or the Assignee), it is stipulated that the limits for the damages are not restricted (with the exception of maximum aggregate amount for all Claims according to Art. 11.12 below);

	b)	pro případ, že budou prohlášení Postupitele obsažená v odst. 4.1 nepravdivá (to se netýká případů ad a) shora), platí, že limit náhrady škody je omezen do výše € 1.000.000,- (slovy: jeden milion euro).		b)	in the event that the representations of the Transferor included under Art. 4.1 hereof are untrue (this shall not apply to the representations as stipulated under letter a) in this section above) the limit for the damages has been agreed to amount to EUR 1.000.000 (one milion euro).

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11.12.	Maximální celková částka všech Reklamací splatných Postupitelem na základě odst. 11.11. písm. a) a b) této Smlouvy jako náhrada za všechna nepravdivá, nebo nesprávná prohlášení Postupitele a současně všech Reklamací splatných Převodcem na základě čl. 10 odst. 11 písm. a) a b) Smlouvy o převodu, nesmí překročit sumu odpovídající částce ve výši € 9.370.000,- (slovy: devět milionů tři sta sedmdesát tisíc euro). Tzn. částka, kterou bude Postupitel a/nebo Převodce povinen Postupníkovi a/nebo Nabyvateli uhradit jakožto náhradu škody v souvislosti s touto Smlouvou a/nebo Smlouvou o převodu, nepřekročí částku € 9.370.000,- (slovy: devět milionů tři sta sedmdesát tisíc euro).	11.12.	The maximum aggregate amount of all the Claims payable by the Transferor under section 11.11 a) and b) of this Agreement for all untruthful or incorrect Transferor’s Representations and concurrently all Claims payable by the Assignor on the basis of Art. 10 section 11 a) and b) of the Share Transfer Contract shall not exceed the amount of EUR 9.370.000 (nine milion three hundred and seventy thousand euro). I.e. the amount which the Transferor and/or the Assignor shall be obliged to pay to the Transferee and/or the Assignee as the damages in connection to this Agreement and the Share Purchase Contract shall not exceed the amount of EUR 9.370.000 (nine milion three hundred and seventy thousand euro).

11.13.	Aniž by bylo dotčeno ustanovení článku 11.12. výše, maximální celková částka všech Reklamací splatných Postupitelem na základě odst. 11.11 písm. b) této Smlouvy jako náhrada za všechna nepravdivá, nebo nesprávná prohlášení Postupitele, nesmí překročit sumu odpovídající částce ve výši € 1.000.000,- (slovy: jeden milion euro).	11.13.	Without derogating from the above section 11.12 the maximum aggregate amount of all the Claims payable by the Transferor under section 11.11 b) of this Agreement for all untruthful or incorrect Transferor’s Representations shall not exceed the amount of EUR 1.000.000 (one milion euro).

11.14.	Postupník má právo uplatnit Reklamaci pouze v případě, že hodnota každé jednotlivé Reklamace nebo Reklamací vzniklých na základě řady souvisejících nebo vzájemně propojených událostí, skutečností nebo okolností, přesahuje částku ve výši € 25.000,- (slovy: dvacet pět tisíc euro).	11.14.	The Transferee shall have right to make a Claim only if the value of each single Claim or Claims based on a series of related or mutually connected events, facts or circumstances, exceeds the amount of EUR 25.000 (in words: twenty five thousand Euro).

11.15.	Postupník nemá právo na žádnou Reklamaci (Reklamace), pokud fakta, skutečnosti a okolnosti, které Reklamaci vyvolaly nebo mohly vyvolat, byly způsobeny jednáním či opomenutím Postupníka a/nebo mohly být zjištěny Postupníkem ze Zpřístupněných dokumentů (s výjimkou výluky omezení dle odstavce 11.7. výše).	11.15.	The Transferee shall have no right to make any Claim(s) to the extent that the facts, matters or circumstances which give rise, or may give rise, to the Claim were caused by the action / omission of theTransferee and/or could have been found by the Transferee by searching any public registers including the collection of documents of the Real Estate Cadastre (with the exception of as stipulated in section 11.7 above).

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11.16.	Pokud bude nárok z Reklamace kryt jakýmkoli pojištěním Dlužníka nebo případně pojištěním Postupníka, pak je povinen Postupník své nároky uspokojit prioritně z takového pojištění. Teprve pokud takové plnění nebude možné a/nebo bude pojišťovnou odmítnuto, uplatní nárok proti Postupiteli.		11.16.	In the event that any of the Claim of the Transferee is coverec by any insurance of the Debtor or the Transferee, the Transferee shall be obliged to satisfy such Claim firstly from such insurance. Only if such satisfaction is not possible and/or is refused by the insurance company, the Claim shall be raised towards the Transferor.

11.17.	Postupník se tímto zříká jakékoliv Reklamace (Reklamací) vůči Postupiteli, která by přesahovala částku stanovenou v bodě 11.12, resp. 11.13, nebo by nebyla Postupiteli oznámena ve lhůtě stanovené v bodě 11.9 (a) této Smlouvy. Rovněž se zříká jakýchkoliv jiných nároků na úhradu škod s výjimkou Reklamace, a zříká se jakýchkoli práv vyplývajících z vadného plnění.		11.17.	The Transferee hereby waives any Claim(s) against the Transferor that would exceed the amounts set out in clause 11.12, resp. 11.13 or would not be notified to the Transferor within period set forth in clause 11.9 (a) hereof and any other claims for damages other than Claims and any claims arising out of faulty performance (in Czech: “práva z vadného plnění”).

11.18.	Postupník musí vynaložit přiměřené úsilí, aby v maximální možné míře zmírnil škody vzniklé v důsledku nepravdivosti či nesprávnosti některého z prohlášení Postupitele, nebo v důsledku porušení této Smlouvy. Postupník musí vyvinout přiměřené úsilí, aby zabránil případnému porušení prohlášení Postupitele, a musí Postupiteli umožnit efektivně spolupracovat na prevenci takového porušení prohlášení Postupitele. Postupník musí zejména:		11.18.	The Transferee shall make reasonable efforts to mitigate to the maximum extent possible, the damage suffered as a consequence of untruthfulness or incorrectness of any of the Transferor’s Representations or as a consequence of breach of this Agreement. The Transferee shall exert reasonable efforts to prevent a potential breach of the Transferor’s Representations and allow the Transferor to provide efficient co-operation in the course of preventing such breach of the Transferor’s Representations. The Transferee shall in particular:

	a)	umožnit Postupiteli podniknout veškeré kroky, které Postupitel považuje za přiměřené, vedoucí k prevenci porušení této Smlouvy, nebo zabraňující tomu, aby se některé z prohlášení Postupitele stalo nepravdivým nebo nesprávným;		a)	allow the Transferor to take any and all steps that the Transferor considers reasonable for the purpose of preventing the breach of this Agreement or any of the Transferor’s Representations being untrue or incorrect;

	b)	postupovat s náležitou odbornou péčí v průběhu jakéhokoli soudu, správního nebo jiného řízení, v souvislosti s fakty, které by vedly, nebo by mohly vést k porušení této smlouvy nebo některého z prohlášení Postupitele (dále jen „Nároky třetích stran“), a neprodleně informovat Postupitele o zahájení a průběhu takového řízení a rozhodnutích přijatých v těchto řízeních. Dle uvážení Postupitele je Postupník povinen Postupiteli bez zbytečného odkladu umožnit převzít obhajobu či jednání o narovnání jakéhokoli Nároku třetí strany, a v takovém případě je Postupitel oprávněn činit jakákoli jednání, která shledává vhodnými k tomu, aby bylo Nárokům třetích stran předejito, či tyto byly rozporovány, jinak bráněny či narovnány. Postupník je povinen k tomuto Postupiteli poskytnout veškerou potřebnou součinnost, a to případně včetně vydání plných mocí.		b)	proceed with due professional care in the course of any court, administration or other proceedings regarding any fact that results or could result in a breach of this Agreement or any of the Transferor’s Representations (hereinafter the „Third Party Claims“) and promptly inform the Transferor of the commencement and course of such proceedings and of the decisions adopted in such proceedings. The Transferor shall be at its own discretion without any delay allowed to assume the control of the defense, compromise or settlement of any such Third Party Claim, and in that event may take whatever action it thinks appropriate to pursue, avoid, dispute, resist, appeal, compromise, mitigate or defend against a Third Party Claim. The Transferee is obliged to provide the Transferor with any cooperation needed, incl. issuance of respective POAs.

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11.19.	Smluvní strany se výslovně dohodly, že v případě, že dojde k ukončení této Smlouvy, nemá Postupník nárok na náhradu škody dle tohoto článku 11. Smlouvy. V případě, že Postupník bude mít z důvodu ukončení této Smlouvy nároky dle článku 7. 4. a/nebo 7.8. výše, pro úhradu těchto nároků bude použito plnění poskytnuté Postupníkovi za dobu trvání této Smlouvy dle článku 11. Pro vyloučení pochybností se stanoví, že v případě ukončení této Smlouvy nároky Postupníka z této Smlouvy nemohou přesáhnout souhrn plnění dle článku 7.4. a 7.8. výše.	11.19.	The Parties explicitly agree that in the event that this Agreement is terminated, the Transferee shall not be entitled to claim damages according to this Article 11. In the event that the Transferee is due to the termination of this Agreement entitled to claims according to Art. 7.4 and/or 7.8 above, the payments already provided to the Transferee during the term of this Agreement according to this Article 11 shall be set-off with the claim of the Transferee according to Art. 7.4 and/or 7.8 hereof. For avoidance of any doubt it is hereby stipulated that in the event of termination of the agreement the aggregate claims of the Transferee cannot exceed the sum of claims according to Art. 7.4 and 7.8 above.

	Článek 12.		Článek 12. / Article 12.
	Závěrečná ustanovení		Final Provisions

12.1.	Je-li nebo stane-li se jakékoliv ustanovení této Smlouvy neplatným, odporovatelným nebo nevynutitelným, nebude to mít vliv na platnost a vynutitelnost dalších ustanovení této Smlouvy, lze-li toto ustanovení oddělit od této Smlouvy jako celku. Smluvní strany se zavazují, že vyvinou maximální úsilí k nahrazení chybného ustanovení bezchybným, kdy takovéto nové ustanovení bude svým obsahem a účinkem co nejvíce podobné neplatnému, odporovatelnému nebo nevynutitelnému ustanovení. Smluvní strany se zavazují chybné ustanovení nahradit nejpozději do třiceti (30) dnů ode dne, kdy se o chybnosti, odporovatelnosti či nevynutitelnosti dozví.	12.1.	If any of the provisions hereof is found or becomes invalid, contestable or unenforceable, validity and enforceability of the remaining provisions hereof shall not be affected, if the invalid provision is severable from the whole of the Contract. The contracting parties hereby agree to make maximum effort to replace the invalid provision with a valid provision with content and effect as close as possible to the invalid, contestable or unenforceable provision. The contracting parties have agreed to replace the invalid provision within thirty (30) days from learning about the invalidity, contestability or unenforceability of the provision.

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12.2.	Účastníci si Smlouvu přečetli, s jejím obsahem souhlasí, což stvrzují svými podpisy.	12.2.	The parties have carefully read the contract and agree with its content, in witness whereof they attach their signatures below.

12.3.	Postupník s Postupitelem před podpisem této Smlouvy podepsali čestné prohlášení dle § 66 odst. 1 písm. a) vyhl. 357/2013 Sb., katastrální vyhláška, spolu s příslušným návrhem na vklad do katastru nemovitostí pro účely změny zápisu osoby zástavního věřitele oprávněného ze Zástavního práva v katastru nemovitostí. Součástí návrhu na vklad dle předchozí věty je i úředně ověřená a soudním překladatelem přeložená do českého jazyka listina svou povahou obdobná výpisu z obchodního rejstříku Postupitele opatřená apostilou nebo jinou v ČR uznávanou superlegalizací (čestné prohlášení spolu s návrhem na vklad do katastru nemovitostí a listinou nahrazující obchodní rejstřík Postupitele dále jen souhrnně jako „Čestné prohlášení“). Smluvní strany složily Čestné prohlášení do Úschovy Schovatele a Schovatel Čestné prohlášení vydá Postupníkovi pro účely zahájení řízení o takovém vkladu bez dokladu po zápisu změny v osobě společníka Dlužníka do obchodního rejstříku.	12.3.	Together with execution hereof the Transferor and the Transferee have signed an affidavit pursuant to Section 66 (1) (a) of Decree 357/2013 Coll., Cadastral Decree, together with the related proposal for entry in the Land Register for the purpose of change of the entered person of Pledgee eligible on the basis of the Pledge entered in the Land Register. The proposal for entry pursuant to the previous sentence includes a notarized document translated by an authorized court translator into Czech in the nature of excerpt from companies register of the Transferor with an apostille or another super legalization acknowledged in the Czech Republic (the affidavit with the proposal for entry in the Land Register and the document replacing excerpt from Commercial Register of the Transferor hereinafter together just the "Affidavit“). For the template affidavit see Annex 3 hereto. The contracting parties have deposited the Affidavit with the Escrow Agent (Depositor) and the Depositor shall submit it to the Cadastral Registry for Liberecký Region, Cadastral Office in Liberec, for the purpose of commencement of the proceeding for the purpose of this entry in the Land Register immediately after crediting of the Second Payment to the Escrow.

12.4.	Smluvní strany se dohodly na vyloučení, v nejširším možném rozsahu rozsahu, aplikace následujících ustanovení Občanského zákoníku: § 558 (2), § 1748; §§ 1765 až 1766; § 1885, § 1899; třetí věta § 1949 odst. 1); § 1949 odst. 2); §§ 1950 až 1951; § 1953; § 1971; § 1995 (2).	12.4.	The Parties hereby agreed to exclude, to the widest extent possible, the application of following provisions of the Civil Code: § 558 (2); § 1748; §§ 1765 to 1766; § 1885, § 1899; third sentence of § 1949 (1); § 1949 (2); §§ 1950 and 1951; § 1953; § 1971; § 1995 (2).

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12.5.	Pokud není v této Smlouvě stanoveno jinak, Smluvní strany nejsou oprávněny jednostranně započíst své vzájemné pohledávky.	12.5.	Unless specified otherwise in this agreement, the Parties shall not be entitled to unilaterally set-off any of their claims towards each other.

12.6.	Tato Smlouva nabývá platnosti a účinnosti podpisem Smluvních stran.	12.6.	This contract comes to legal force and effect at the moment of its execution by the contracting parties.

12.7.	Vzdání se práva. Jestliže kterákoli ze Smluvních stran přehlédne nebo promine jakékoliv neplnění, porušení, prodlení nebo nedodržení nějaké povinnosti vyplývající z této Smlouvy, pak takové jednání nezakládá u žádného z účastníků Smlouvy vzdání se práva na plnění takové povinnosti s ohledem na její trvající nebo následné neplnění, porušení nebo nedodržení a žádné takové vzdání se práva nebude považováno za účinné, pokud nebude pro každý jednotlivý případ vyjádřeno písemně.	12.7.	Waiver. If either party overlooks or excuses any non-fulfillment, violation or delay in any contractual liability following from this contract, then such action shall not constitute any right for waiver of the liability for the purpose of any further non-fulfillment, violation or delay and no such waiver shall be deemed effective unless expressed in writing for each individual case.

12.8.	Tato Smlouva je vyhotovena v pěti výtiscích, z nichž každý účastník obdrží po jednom vyhotovení.	12.8.	This contract is made in five counterparts, one for each party.

12.9.	Tato Smlouva je sepsána ve dvou jazykových verzích, a to v českém a anglickém jazyce. Pro případ sporu je rozhodující česká verze Smlouvy.	12.9.	This contract is made in two language versions, in Czech and in English. In the case of any discrepancy between the two language versions the Czech version shall govern.

12.10.	Smluvní strany si sjednaly, že postoupení Pohledávky není potřeba zvláště oznamovat Dlužníkovi, neboť Dlužník je účastníkem této Smlouvy. Dlužník s tímto postupem souhlasí.	12.10.	The contracting parties have agreed that the Receivable transfer does not need to be notified to the Debtor for the Debtor is party to this contract. The Debtor agrees herewith.

12.11.	Součástí Smlouvy jsou tyto přílohy:	12.11.	The following annexes form an integral part hereof:

	Příloha č. 1 Vyčíslení Pohledávky		Annex 1 Enumeration of the Receivable

	Příloha č. 2 Seznam Zpřístupněných dokumentů		Annex 2 List of Disclosed Documents

	Příloha č. 3 Plné moci		Annex 3 Powers of Attorney

V …………. dne ……………

 …………………………………

Postupitel / Transferor

…………………………………

Postupník / Transferee

…………………………………

Nabyvatel / Asignee

…………………………………

Převodce / Assignor

…………………………………

Dlužník / Debtor

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